UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2010

Integra LifeSciences Holdings Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26244	510317849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 Enterprise Drive, Plainsboro, New Jersey		08536
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-275-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) EXECUTIVE OFFICER BASE SALARY INCREASES AND CASH BONUS GRANTS

On February 24, 2010, the Compensation Committee of the Board of Directors of the Company increased the annual base salaries of certain named executive officers. The salary increases are as follows:

Effective March 20, 2010, the new base salary for Judith E. O’Grady, Senior Vice President, Regulatory Affairs, Quality Assurance and Clinical Affairs, will be $250,000. Also effective March 20, 2010, the new base salary for Jerry E. Corbin, Vice President and Corporate Controller, will be $250,000.

In addition, the Compensation Committee approved cash discretionary bonuses for 2009 for Ms. O'Grady and Mr. Corbin in the amount of $73,320 and $83,160, respectively. The bonuses will be paid in April 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra LifeSciences Holdings Corporation

February 26, 2010	By:	/s/ John B. Henneman, III

Name: John B. Henneman, III
Title: Executive Vice President, Finance and Administration, and Chief Financial Officer